UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-213043	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information discussed under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of the Hyatt Place UC Davis

On January 20, 2017, Blackstone Real Estate Income Trust, Inc. (the “Company”) acquired the Hyatt Place UC Davis (the “UC Davis Hotel”) from an affiliate of Westbrook Partners, an unaffiliated third party, for approximately $32.2 million, exclusive of closing costs. The hotel was constructed in 2010, recently expanded in 2014 and is the only hotel on the University of California, Davis campus.

The following table provides information regarding the UC Davis Hotel.

				2016
Property Name	Sector	Location	Total Rooms	Average Occupancy	Average Daily Rate	Revenue Per Available Room
Hyatt Place UC Davis	Hotel	Davis, CA	127	83%	$158	$131

The UC Davis Hotel is the most recently built hotel and the Company believes among the highest quality of the hotels in the Davis, CA hotel market, which currently consists of 11 hotels comprising 732 keys. The Company believes the Davis, CA hotel market benefits from attractive fundamentals as no new supply was added to the market in 2016, and the Company is not aware of any supply under construction. The Company believes limited new supply has resulted in strong recent growth with the property’s revenue per available room increasing 9% in 2016.

The UC Davis Hotel is subject to a ground lease with The Regents of The University of California (the “Landlord”), which owns the underlying land. The ground lease expires in 2070 and includes a moratorium on further hotel development on the University of California, Davis core campus through 2040. Pursuant to the ground lease, the Company will pay the Landlord annual rent equal to the greater of (a) minimum base rent of $130,000 (subject to certain periodic adjustments) or (b) 5% of room revenue reduced by a utility rebate equal to actual utility charges paid to Landlord, capped at 2% of room revenue. For the year ended December 31, 2015, the rent paid under the ground lease was $145,099.

The property is operated under the Hyatt brand name pursuant to a franchise agreement with an affiliate of Hyatt Hotels Corporation. The franchise agreement expires on December 31, 2036, with a right to enter into a 10-year successor agreement, subject to customary conditions. The acquisition of the UC Davis Hotel was funded through proceeds from the Company’s public offering.

In connection with this acquisition, the Company has engaged WHM, LLC (“WHM”), a hotel operating platform controlled (but not owned) by a Blackstone-advised fund. WHM will provide day to day operational and management services (including revenue management, distribution, accounting, legal and contract management, expense management and capital expenditure projects) for the UC Davis Hotel at a cost currently estimated to be approximately $200 per key per annum, plus actual costs allocated for transaction support services. The Company expects to set up a management incentive plan for the transaction for certain senior executives of WHM. Blackstone does not receive any fees or incentive payments from agreements between the Company and WHM or its management team.

The purchase and sale agreement for this acquisition is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 23, 2017, the Company entered into an unsecured, uncommitted line of credit up to a maximum amount of $250 million with Blackstone Holdings Finance Co. L.L.C. (“Lender”), an affiliate of Blackstone. The line of credit expires on January 23, 2018, subject to one-year extension options requiring Lender approval. The interest rate is the then-current rate offered by a third-party lender, or, if no such rate is available, LIBOR plus 2.25%. Each advance under the line of credit is repayable on the earliest of (i) the expiration of the line of credit, (ii) Lender’s demand and (iii) the date on which BX REIT Advisors L.L.C. no longer acts as the Company’s investment adviser, provided that the Company will have 180 days to make such repayment in the cases of clauses (i) and (ii) and 45 days to make such repayment in the case of clause (iii). To the extent the Company has not repaid all loans and other obligations under the line of credit after a repayment event has occurred, the Company is obligated to apply the net cash proceeds from its public offering and any sale or other disposition of assets to the repayment of such loans and other obligations; provided that the Company will be permitted to (x) make payments to fulfill any repurchase requests pursuant to its share repurchase plan, (y) use funds to close any acquisition of property which the Company committed to prior to receiving a demand notice and (z) make quarterly distributions to its stockholders at per share levels consistent with the immediately preceding fiscal quarter and as otherwise required for it to maintain its REIT status. The line of credit also permits voluntary prepayment of principal and accrued interest without any penalty other than customary LIBOR breakage costs. The line of credit contains customary events of default. As is customary in such financings, if an event of default occurs under the line of credit, Lender may accelerate the repayment of amounts outstanding under the line of credit and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. The description above is a summary and is qualified in its entirety by the line of credit, included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2017, Brian Kim, 37, was appointed Head of Acquisitions and Capital Markets. Mr. Kim is a Managing Director with Blackstone Real Estate and is based in New York. Since joining Blackstone in 2008, Mr. Kim has played a key role in a number of Blackstone’s investments including the take private and subsequent sale of Strategic Hotels & Resorts, the acquisition of Peter Cooper Village / Stuyvesant Town and the creation of BRE Select Hotels Corp, Blackstone’s select service hotel platform. Prior to joining Blackstone, Mr. Kim worked at Apollo Real Estate Advisors, Max Capital Management Corp. and Credit Suisse First Boston. Mr. Kim has served as a board member, Chief Financial Officer, Vice President and Managing Director of BRE Select Hotels Corp since May 2013 and as a board member of La Quinta Holdings Inc., a portfolio company of a Blackstone fund, since November 2015. Mr. Kim received an AB in Biology from Harvard College where he graduated with honors.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for the UC Davis Hotel described above will be filed in accordance with Rule 3-05 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the UC Davis Hotel acquisition could have been timely filed.

(b) Pro forma financial information.

The required pro forma financial information for the UC Davis Hotel described above will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the UC Davis Hotel acquisition could have been timely filed.

(d) Exhibits:

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated January 20, 2017, between a subsidiary of the Company and 173ODRE9 GL Owner, LLC

10.2	Uncommitted Unsecured Line of Credit, dated January 23, 2017, between the Company, as borrower, and Blackstone Holdings Finance Co. L.L.C., as lender

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Registration Statement on Form S-11 (File No. 333-213043) and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, as such factors may be updated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: January 23, 2017

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Securities Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated January 20, 2017, between a subsidiary of the Company and 173ODRE9 GL Owner, LLC

10.2	Uncommitted Unsecured Line of Credit, dated January 23, 2017, between the Company, as borrower, and Blackstone Holdings Finance Co. L.L.C., as lender